EXHIBIT 99.1

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                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                           CONTACT: Richard M. Ubinger
                                    Vice President of Finance,
                                    Chief Financial Officer and Treasurer
                                    (412) 257-7606
     FOR IMMEDIATE RELEASE
                                    Comm-Partners LLC
                                    June Filingeri
                                    (203) 972-0186



                  Universal Stainless Increases Line of Credit

     BRIDGEVILLE, PA, September 28, 2004 -- Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) today announced that it has increased its revolving credit facility with PNC Bank to $15 million from $6.5 million and extended the term to June 30, 2006. All other terms of the credit facility remain unchanged. The additional liquidity will be available to finance working capital requirements.

About Universal Stainless & Alloy Products, Inc.

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

Forward-Looking Information Safe Harbor
---------------------------------------
Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks related to the financial viability of customers, risks associated with the manufacturing process and production yields, and risks related to property, plant and equipment. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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